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                                                                     Exhibit 2.1


     DISSOLUTION ET MISE EN LIQUIDATION DE SOCIETE du 21 mai 2003 numero 12.376

     In the year two thousand three, on the twenty first of May

     Before us Maitre Paul BETTINGEN, notary, residing in Niederanven,

     Was held an Extraordinary General Meeting of the shareholders of CDRJ Investments (Lux) S.A., with registered office in Luxembourg, 174, route de Longwy (R.C.B. 63.119).

     The meeting was presided by Mr Laurent Lazard, attorney, residing in Luxembourg.

     The Chairman appointed Ms Evelyn Maher, attorney, residing in Luxembourg, as secretary.

     The meeting elected Mr Jean Steffen, attorney, residing in Luxembourg, as scrutineer.

     The chairman declared and requested the notary to state that:

     I - The shareholders present or represented and the number of shares held by each of them are shown on an attendance list, signed by the chairman, the secretary, the scrutineer and the undersigned notary. The said list as well as the proxies will be annexed to this document to be filed with the registration authorities.

     II - It appears from the attendance list, that all the shares, representing 99.35% of the subscribed capital and 100% of the voting shares, are present or represented at the present extraordinary general meeting, so that the meeting could validly decide on all the items of the agenda.

     III - That the agenda of the meeting is the following:


                               AGENDA

     1. Decision to dissolve and begin liquidation proceedings.


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     2.   Appointment of Jafra Worldwide Holdings (Lux) S.ar.l as
          liquidator.

     3.   Determination of the powers of the liquidator.

     The meeting unanimously took the following resolutions:

                              First Resolution

     The general meeting decides to wind up and to put the company in liquidation with immediate effect which liquidation is intended to qualify as a complete liquidation pursuant to Section 331 of the United States Internal Revenue Code of 1986, as amended.

                              Second Resolution

     The general meeting appoints as liquidator Jafra Worldwide Holdings
(Lux) S.a.r.l., having its registered office at 174 Route de Longwy, L-1940 Luxembourg.

                              Third Resolution

     The prenamed liquidator shall have the broadest powers to carry out his mandate, and in particular all the powers provided for by article 144 and following of the law of August 10, 1915 relating to commercial companies, as amended, without having to ask for authorization of the general meeting of shareholders in the cases provided for by law. In particular and without limitation, the liquidator shall have the power and authority in its sole discretion a) to proceed promptly to wind up the company's affairs and to liquidate its assets, b) to assign or transfer contracts to which the company is a party to other related or unrelated companies, c) to settle the company's debts and make provision therefore, d) to declare and pay one or more liquidating distributions to the company's shareholders of the company's projected assets in excess of projected liabilities prior to the consummation of the liquidation in proportion to the number of shares owned by them, and
e) to call, adjourn and postpone general meetings of the shareholders as liquidator may deem necessary, the liquidator being under the obligation to call a meeting of shareholders if it has received a request from one or more shareholders holding together at least 20 per cent of the company's share capital. Without prejudice to the generality of the authority conferred under item e) here-above, the liquidator may call a general meeting of shareholders

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to approve the accounts for the financial years 2002 and 2003 and grant discharge to the company's directors and auditors.

     There shall be no obligation for the liquidator to draw up an inventory.

     The liquidator may, under its own responsibility, for special and determined transactions, delegate to one or several agents such powers he determines and for the period he fixes.

      The liquidator may engage the company in liquidation under his sole signature, without restriction.

     There being no further business, the meeting is terminated.

     Whereof the present deed is drawn up in Luxembourg on the day named at the beginning of this document.

     The undersigned notary who speaks and understands English, states herewith that the present deed is worded in English followed by a French version; on request of the appearing persons and in case of divergences between the English and the French text, the English version will be prevailing.

     Whereof the present deed is drawn up in Luxembourg, on the day named at the beginning of this document.

     The document having been read to the persons appearing, known to the notary by their surnames, names, civil status and residence, the said persons appearing signed together with the notary the present deed.



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     SUIT LA TRADUCTION FRANCAISE DU TEXTE QUI PRECEDE

     L'an deux mil trois, le vingt et un mai

     Par devant Maitre Paul BETTINGEN, notaire residant a Niederanven,

     S'est reunie l'Assemblee Generale Extraordinaire des actionnaires de la societe anonyme CDRJ Investments (Lux) S.A. avec siege social a 174 route de Longwy, L-1940 Luxembourg (R.C.B 63.119).

     La seance est ouverte sous la presidence du M. Laurent Lazard, avocat, demeurant a Luxembourg.

     Le President designe comme secretaire Mme Evelyn Maher, avocate, demeurant a Luxembourg.


     L'assemblee elit comme scrutateur M. Jean Steffen, avocat, demeurant a Luxembourg.

     Le President declare et prie le notaire d'acter:

     I - Que les actionnaires presents our representes ainsi que le nombre d'actions qu'ils detiennent sont renseignes sur une liste de presence, signee par le president, le secretaire, le scrutateur et le notaire instrumentaire. Ladite liste de presence ainsi que les procurations resteront annexees au present acte pour etre soumises avec lui aux formalites de l'enregistrement.

     II - Qu'il appert de cette liste de presence que toutes les actions representant 99.35% du capital souscrit et 100% des actions conferant un droit de vote, sont presentes ou representees a la presente assemblee generale extraordinaire, de sorte que l'assemblee peut decider valablement sur tous les points portes a l'ordre du jour.

     III - Que l'ordre du jour de la presente assemblee est le suivant:

                              ORDRE DU JOUR

     1. Decision de dissoudre la societe et de commencer la procedure de la liquidation.

     2. La nomination de la societe Jafra Worldwide Holdings (Lux) S.a r.l. en tant que liquidateur.

     3. Determination des pouvoirs du liquidateur.

     L'assemblee a pris a l'unanimite des voix, les resolutions suivantes:



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                              Premiere resolution

     L'assemblee decide de dissoudre et de mettre en liquidation la societe avec effet immediat laquelle liquidation sera consideree comme une liquidation complete conformement a l'article 331 du "United States Internal Revenue Code of 1986, as amended".

                              Deuxieme resolution

     L'assemblee decide de nommer comme liquidateur la societe Jafra Worldwide Holdings (Lux) S.a r.l., avec siege social a 174 route de Longwy, L-1940 Luxembourg.

                              Troisieme resolution

     Le liquidateur prenomme aura les pouvoirs les plus etendus pour l'exercice de sa mission, notamment ceux prevus aux articles 144 et suivants de la loi du 10 aout 1915 concernant les societes commerciales, sans devoir recourir a l'autorisation de l'assemblee generale dans les cas ou elle est prevue par la loi. En particulier, et sans restriction, le liquidateur aura tous pouvoirs discretionnaires pour a) proceder promptement a la liquidation des actifs de la societe b) realiser le transfert de propriete de tout contrat auquel la societe est partie a d'autres societes filiales ou non filiales, c) payer toute dette sociale ou consigner toute somme necessaire a cet effet, d) declarer et distribuer a un ou plusieurs actionnaires de la societe, proportionnellement au nombre des actions detenues par chaque actionnaire, tout ou partie des reserves excedentaires previsionnelles prealablement a la cloture de liquidation, et e) de fixer, d'ajourner ou de reporter l'assemblee generale des actionnaires si le liquidateur l'estime necessaire, ce dernier etant tenu de convoquer une assemblee a la demande des actionnaires qui detiennent au moins 20 pour cent des actions de la societe. Sans prejudice des pouvoirs qui lui sont conferes au point e) ci-dessus, le liquidateur pourra convoquer une assemblee generale des actionnaires en vue d'approuver les comptes de l'annee 2002 et 2003 et d'accorder decharge aux administrateurs et au commissaire aux comptes.

     Il est dispense de dresser un inventaire.

     Il peut sous sa responsabilite, pour des operations speciales et determinees, deleguer tout ou partie de ses pouvoirs a un ou plusieurs mandataires.

     Le liquidateur pourra engager la societe en liquidation sous sa seule signature et sans limitation.

     Plus rien n'etant a l'ordre du jour, la seance est levee.

     Dont acte, fair et passe a Luxembourg, date qu'en tete des presentes.

     Le notaire soussigne qui comprend et parle la langue anglaise, constate que sur demande des comparants, le present acte de societe est redige en langue anglaise, suivi d'une version francaise; sur demande des memes comparants, et en cas de divergences entre le texte francais et le texte anglais, ce dernier fera foi.

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        Et apres lecture faite et interpretation donnee aux comparants, connus du notaire instrumentant par leurs noms, prenoms usuels, etat et demeure, ceux ont signe avec le notaire le present acte.


                                   POUR COPIE CONFORME                  [SEAL]
                                   /s/ Paul Bettingen




                                   Pour copie conforme
                                   /s/ Laurent Lazard
                                        Avocat


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